Exhibit 23.12

Consent of Independent Auditors

The Board of Directors of
XLNT Veterinary Care, Inc.

We hereby consent to the use in this Registration Statement filed on Form S-4 of our report dated March 29, 2007, relating to the financial statements of Animal Clinic of Yucca Valley, Inc. as of October 20, 2006, and the results of its operations and its cash flows for the period from January 1, 2006 to October 20, 2006.

/s/ Robert R. Redwitz & Co.

Robert R. Redwitz & Co.
Irvine, California
July 24, 2007